UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2022

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2022, Perdoceo Education Corporation (the “Company”) announced that, effective January 20, 2022 (the “Transition Date”), Todd Nelson transitioned from his role as President and Chief Executive Officer of the Company to the role of Executive Chairman of the Board of Directors (the “Board”). Mr. Nelson will continue to serve the Company on a full-time basis as Executive Chairman of the Board. On the same date, the Company announced that Andrew Hurst, age 59, who is currently serving the Company as Senior Vice President – Colorado Technical University, has been appointed by the Board to serve as the Company’s President and Chief Executive Officer, effective as of the Transition Date. In connection with his appointment as President and Chief Executive Officer, Mr. Hurst will replace Mr. Nelson as the Company’s principal executive officer. The Board also approved an increase in the size of the Board to ten members, and the appointment of Mr. Hurst as a director, effective as of the Transition Date. Mr. Hurst will serve as a director of the Company until the Company’s 2022 annual meeting of stockholders, or until his respective successor is elected or qualified or until his earlier resignation or removal. In connection with the appointment of Mr. Hurst as President and Chief Executive Officer, the Board has appointed Elise Baskel, who is currently serving the Company as chief operating officer of Colorado Technical University, to serve as the Company’s Senior Vice President – Colorado Technical University. Further, on the Transition Date, the Company announced that Thomas Lally, formerly the Company’s Chairman of the Board, has been appointed by the Board to serve as the Lead Director.

In connection with this transition, the Compensation Committee of the Board approved an Amended and Restated Letter Agreement with Mr. Nelson (the “Amended and Restated Letter Agreement”), and the following revised compensation arrangements for Mr. Nelson effective January 20, 2022: (i) a base salary of $700,000, (ii) an annual incentive target value of 125% of base salary, and (iii) a long-term incentive target value of 300% of base salary. The foregoing description of the Amended and Restated Letter Agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

In connection with this transition, the Compensation Committee of the Board approved the following revised compensation arrangements for Mr. Hurst effective January 20, 2022: (i) a base salary of $550,000, (ii) an annual incentive target value of 85% of base salary, and (iii) a long-term incentive target value of 200% of base salary.

Biographical information regarding Mr. Nelson and Mr. Hurst is set forth in the Company’s proxy statement for its 2021 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 20, 2021, and such information is incorporated by reference herein. No arrangement or understanding exists between Mr. Nelson and any other person pursuant to which Mr. Nelson was selected to serve as Executive Chairman of the Company. No arrangement or understanding exists between Mr. Hurst and any other person pursuant to which Mr. Hurst was selected to serve as President and Chief Executive Officer or director of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Nelson or Mr. Hurst reportable under Item 404(a) of Regulation S-K. Neither Mr. Nelson nor Mr. Hurst have a family relationship with any of our directors or executive officers.

A copy of the Company’s press release regarding these appointments is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the “Exhibit Index” which is contained herein and incorporated by reference herein.

Exhibit Index

Exhibit Number	Description of Exhibits

*10.1	Amended and Restated Letter Agreement between the Company and Todd Nelson dated January 19, 2022

99.1	Press release of the Company dated January 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Date: January 20, 2022